SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

CKX LANDS, INC.

(Exact name of registrant as specified in its charter)

Louisiana	1-31905	72-0144530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lakeside Plaza, 4th Floor 127 West Broad Street Lake Charles, Louisiana		70601
(Address of principal executive offices)		(Zip Code)

(337) 493-2399 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock with no par value	CKX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2019, Mary W. Savoy notified the Registrant’s Board of Directors that she would retire as a director when her successor could be identified and appointed to the Board. On December 3, 2019, the Board of Directors appointed Edward M. Ellington, II as a director to succeed Ms. Savoy, and immediately thereafter Ms. Savoy retired from the Board. Mr. Ellington will serve for the remainder of Ms. Savoy’s one-year term, which will expire at the annual meeting of the Registrant’s shareholders in 2020.

There are no understandings or arrangements between Mr. Ellington and any other person pursuant to which Mr. Ellington was elected as a director. There are no relationships between Mr. Ellington and the Registrant that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Ellington will receive director fees for meetings of the Board of Directors and applicable committees as set by the Registrant from time to time.

The Registrant’s Board of Directors expects to appoint Mr. Ellington to one or more committees of the Board of Directors at a later date. The Registrant will file an amendment to this Current Report on Form 8-K to report any such appointment within four business days after the information is determined or becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX LANDS, INC. (Registrant)

Date: December 9, 2019	By:	/s/ Lee W. Boyer
Lee W. Boyer President and Treasurer